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                                                                   Exhibit 10.29


[WOOLWORTH LOGO]                                      WOOLWORTH BUILDING
                                                      233 BROADWAY
                                                      NEW YORK, NEW YORK
                                                      10279-0003
                                                      TEL 212-553-2178
                                                      FAX 212-553-2073

JOHN F. GILLESPIE
SENIOR VICE PRESIDENT
HUMAN RESOURCES                                       REVISED
                                                      July 25, 1997

Mr. Reid Johnson
9166 Brechenridge Lane
Eden Prairie, Minnesota 55347-3442

Dear Reid:

      This will confirm your recent discussions with Dale Hilpert regarding our offer of employment that was extended to you to join Woolworth Corporation as Senior Vice President and Chief Financial Officer.

      Your compensation package will consist of the following:

      Annual Base Salary:           $425,000, payable monthly

      Annual Bonus Plan:            Target - 50%

      Fiscal Year Guarantee:        $200,000
      (Payable in 4/98)

      Cash Sign-on Bonus:           $100,000

      Sign-on Stock Options:        50,000 shares

      April, 1998 Stock Grant:      43,000 shares, thereafter you will be
                                    eligible to participate in the annual
                                    share option grant program at a level
                                    determined by the Compensation Committee of the Board of Directors commensurate with your position in the organization.

      Long-Term Incentive Plan:     Prorated participation in the 1996-1998
                                    and 1997-1999 periods, based on date of
                                    employment.




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     Life Insurance:         Company-paid 1x base salary.

     Medical:                $5,000 reimbursement - no gross-up.

     Vacation:               Four (4) weeks, plus 13 Company-paid
                             holidays and two (2) personal days.

     Severance:              In accordance with Senior Executive Severance
                             Agreement (a revised copy of which is
                             enclosed).

     Financial Planning:     Company-paid up to $10,000 for the first year;
                             $6,000 thereafter.

     Temporary Living        In accordance with the Woolworth Corporation
     Expenses:               Policy for Homeowners. Thirty (30) day
                             extensions will be considered upon request.

     Company will pay storage costs for up to one (1) year.

     Pat Peck will be in touch with you regarding the directed offer for $1 million for your Minnesota home. We have agreed that you may continue to reside in your home after it has been purchased by HFS until it is sold. HFS will require that you pay interest and taxes during that period of time.

     Start Date:             September 8, 1997

     We are very enthusiastic about your joining our dynamic and professional team. We know you will grow, personally and professionally, in our exciting environment and industry.

     If the foregoing covers all the details of this appointment, please confirm your acceptance by signing and faxing a copy of this letter to me by Tuesday, July 29, 1997, then returning the enclosed original signed copy of this letter. If you have any questions, please feel free to contact me directly.

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     We look forward to your joining us.

                                   Very truly yours,


     /s/ Reid Johnson              /s/ John F. Gillespie
     ----------------------        ------------------------
     Reid Johnson                  John F. Gillespie


     7/29/97                       7/25/97
     ----------------------        ------------------------
     Date                          Date


     Enclosure
     cc:  Dale Hilpert
          Pat Peck
          Connie Williams